UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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QUANTENNA COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

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QUANTENNA COMMUNICATIONS, INC.
1704 Automation Parkway
San Jose, California 95131
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Pacific Time on Tuesday, June 5, 2018
Dear Stockholders of Quantenna Communications, Inc.:
We cordially invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Quantenna Communications, Inc., a Delaware corporation, which will be held by virtual meeting on Tuesday, June 5, 2018 at 1:00 p.m. Pacific Time. You can access the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/QTNA2018 where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting offers a number of benefits, including improved efficiency, reduced cost and greater access to those who may want to attend.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.To elect three Class II directors to serve until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018; and

3.To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 11, 2018 as the record date for the Annual Meeting. Only stockholders of record on April 11, 2018 are entitled to notice of and to vote at the virtual Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April 24, 2018, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/QTNA2018. You will be asked to enter the sixteen-digit control number located on your Notice.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the virtual Annual Meeting.
We appreciate your continued support of Quantenna Communications, Inc.
By order of the Board of Directors,

Sam Heidari
Chairman and Chief Executive Officer
San Jose, California
April 24, 2018

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-ii-

QUANTENNA COMMUNICATIONS, INC.
1704 Automation Parkway
San Jose, California 95131

PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Pacific Time on Tuesday, June 5, 2018
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Board of Directors”) for use at the 2018 Annual Meeting of Stockholders of Quantenna Communications, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held via a virtual meeting on Tuesday, June 5, 2018 at 1:00 p.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/QTNA2018, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 24, 2018 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on:

•	the election of three Class II directors to serve until our 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018; and

•	any other business as may properly come before the virtual Annual Meeting.
What if other matters are properly brought before the Annual Meeting?
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:

•	“FOR” the election of Glenda Dorchak and the re-election of Edwin (Ned) B. Hooper III and John Scull as Class II directors; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2018.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 11, 2018, the record date for the virtual Annual Meeting, may vote at the virtual Annual Meeting. As of the record date, there were 36,218,248 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the virtual Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?

•
Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2018, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the virtual Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on June 4, 2018 (have your Notice in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on June 4, 2018 (have your Notice in hand when you call);

•
by completing, signing, dating and mailing your proxy card (if you received printed proxy materials); to be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on June 4, 2018; or

•
by attending the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/QTNA2018, where stockholders may vote and submit questions during the meeting (have your Notice in hand when you visit the website).

Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	completing and returning a later-dated proxy card;

•	notifying the Corporate Secretary of Quantenna in writing at Quantenna Communications, Inc., 1704 Automation Parkway, San Jose, California 95131, Attention: Corporate Secretary; or

•	attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the virtual Annual Meeting?
You will be able to attend the virtual Annual Meeting line, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/QTNA2018. To participate in the virtual Annual Meeting, you will need the control number included on your Notice. The virtual Annual Meeting webcast will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Sean Sobers, Chief Financial Officer, and Tom MacMitchell, General Counsel and Corporate Secretary, have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 24, 2018 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication, but will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 30, 2018. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed materials?
If you receive more than one Notice of Internet Availability or more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Quantenna Communications, Inc.
Attention: Investor Relations
1704 Automation Parkway
San Jose, California 95131
Tel: (669) 209-5500

Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 25, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to: Quantenna Communications, Inc., Attention: Corporate Secretary, 1704 Automation Parkway, San Jose, California 95131.
Our Amended and Restated Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Amended and Restated Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2019 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 8, 2019; and

•	not later than the close of business on March 10, 2019.
In the event that we hold the 2019 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2019 Annual Meeting of Stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2019 Annual Meeting of Stockholders; or

•	the 10th day following the day on which public announcement of the date of our 2019 Annual Meeting of Stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance-Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Amended and Restated Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Amended and Restated Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our Amended and Restated Bylaws is available on our website at http://ir.quantenna.com/corporate-governance.cfm. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board of Directors, which is currently composed of eight members. Our Board of Directors has determined that seven of our current directors and our nominee, who is not currently a director, are independent within the meaning of the listing standards of the NASDAQ Stock Market. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2018, and certain other information for each of the members of our Board of Directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), for the new nominee for election who is not currently a member of our Board of Directors, and for each of the continuing members of our Board of Directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Edwin (Ned) B. Hooper III (1)(2)	II	50	Director	2014	2018	2021
John Scull (3)(4)	II	61	Director	2014	2018	2021
New Director Nominee
Glenda Dorchak	II	63	Director	N/A	N/A	2021
Continuing Directors
Sam Heidari	I	51	Chairman and Chief Executive Officer	2011	2020	—
Edward Frank (5)	I	61	Director	2016	2020	—
Harold Hughes (6)	I	72	Director	2014	2020	—
Jack Lazar (3)(7)	III	52	Director	2016	2019	—
Mark Stevens (7)(8)	III	58	Director	2016	2019	—
Director Not Continuing
Lip-Bu Tan (9)	III	57	Director	2015	2019	—

(1)	Lead Independent Director.

(2)	Chairperson of our Nominating and Corporate Governance Committee.

(3)	Member of our Nominating and Corporative Governance Committee.

(4)
It is anticipated that following Mr. Scull’s re-election to the Board as a Class II director, and the resignation of Lip-Bu Tan as a Class III director immediately following the 2018 Annual Meeting of Stockholders (as previously announced), Mr. Scull will be moved from Class II to Class III. Accordingly, while Mr. Scull is being re-elected for a three-year term as a Class II director, his effective term following his move to a Class III director will be one year since the term for Class III directors expires at the 2019 Annual Meeting of Stockholders.

(5)	Chairperson of our Compensation Committee.

(6)	Chairperson of our Audit Committee.

(7)	Member of our Audit Committee.
(8) Member of our Compensation Committee.
(9) Mr. Tan’s resignation from the Board of Directors shall be effective immediately following the conclusion of the 2018 Annual Meeting of Stockholders.

Nominees for Director (Class II)
Glenda Dorchak. Ms. Dorchak is nominated to join our Board of Directors. Since July 2013, Ms. Dorchak has been an independent business consultant. Currently, Ms. Dorchak serves as a member of the board of directors at Mellanox Technologies, Ltd., a supplier of computer networking products, and Energy Focus Inc., a provider of energy efficient LED lighting products. She is also an Operating Advisor to OMERS Private Equity, a private equity investment fund for a Canadian pension plan. From April 2012 to June 2013, Ms. Dorchak served as EVP and General Manager, Global Business at Spansion Inc., a semiconductor company subsequently acquired by Cypress Semiconductor Corp. From January 2009 to September 2010, when it was acquired by Red Bend Software, Ms. Dorchak was the Chief Executive Officer and Vice Chairman of VirtualLogix, Inc., a private software company. Ms. Dorchak served as Chairman and Chief Executive Officer of Intrinsyc Software International, Inc., a provider of software and engineering services, from July 2006 to November 2008. Ms. Dorchak’s earlier professional experience includes executive roles at Intel Corporation, including Vice President and Chief Operating Officer for Intel Communications Group, and management and executive roles with IBM Corporation.
Ms. Dorchak was selected to serve on our Board of Directors because of her executive and director experience in the software and technology industries, including her deep knowledge, experience and understanding of global markets in the technology industry.
Edwin (Ned) B. Hooper III. Mr. Hooper has served on our Board of Directors since October 2014. Since August 2012, Mr. Hooper has served as a founder and managing partner of Centerview Capital Technology Fund (Delaware), L.P., a private investment firm. From February 1998 to July 2012, Mr. Hooper held multiple roles at Cisco Systems, Inc., a producer of networking equipment, including serving as Senior Vice President and Chief Strategy Officer. Mr. Hooper also currently serves on the boards of directors of a number of privately held companies. Mr. Hooper holds a B.A. in International Affairs from the University of Colorado Boulder and an M.B.A. from the University of Virginia Darden Graduate School of Business Administration.
Mr. Hooper was selected to serve on our Board of Directors because of his significant experience in the wireless and networking industry and because of his strategy and business expertise.
John Scull. Mr. Scull has served on our Board of Directors since November 2014. Mr. Scull has served as the co-founding managing director of Southern Cross Venture Partners, an Asia-Pac focused technology venture capital firm, since August 2006. Mr. Scull currently serves on the board of directors of Bigtincan Holdings Limited, an Australian public company that provides enterprise mobility software, and a number of privately held companies. Prior to becoming a venture capitalist, Mr. Scull was a marketing executive at Apple, Inc. and then served as the chief executive officer of three venture capital-backed software companies. Mr. Scull holds a B.B.A. in Economics from the University of Oklahoma, and an M.B.A. from Harvard University.
Mr. Scull was selected to serve on our Board of Directors because of his significant strategy and marketing expertise in the technology software markets and his venture capital experience.
It is anticipated that following Mr. Scull’s re-election to the Board as a Class II director, and the resignation of Lip-Bu Tan as a Class III director immediately following the 2018 Annual Meeting of Stockholders (as previously announced), Mr. Scull will be moved from Class II to Class III. Accordingly, while Mr. Scull is being re-elected for a three-year term as a Class II director, his effective term following his move to a Class III director will be one year since the term for Class III directors expires at the 2019 Annual Meeting of Stockholders.

Continuing Directors
Sam Heidari. Dr. Heidari has served as our Chief Executive Officer since February 2011, a member of our Board of Directors since March 2011 and Chairman of our Board of Directors since June 2016. From July 2009 to February 2011, Dr. Heidari served as our Vice President of Research and Development. From August 2006 to July 2009, Dr. Heidari served as Chief Technology Officer and Vice President of Engineering at Ikanos Communications, Inc., an advanced semiconductor products and software company. Dr. Heidari currently serves as the chairman of the board of directors of SiTune Corporation, a privately held integrated circuits company, and a member of the board of directors of several other privately held companies. Dr. Heidari holds a B.S. in Electrical Engineering from Northeastern University and an M.S. and Ph.D. in Electrical Engineering from the University of Southern California.
Dr. Heidari was selected to serve on our Board of Directors because of the perspective and experience he provides as our Chief Executive Officer, as well as his extensive experience with technology companies.
Edward Frank. Dr. Frank has served on our Board of Directors since July 2016. Since January 2014, Dr. Frank has served as co-founder and Chief Executive Officer of Cloud Parity, an early-stage voice of the customer startup. From May 2009 to October 2013, Dr. Frank served as Vice President, Macintosh Hardware Systems Engineering at Apple, Inc., a consumer technology company. Dr. Frank currently serves on the boards of directors of Analog Devices, Inc., a global semiconductor company; Cavium, Inc., a provider of highly integrated semiconductor products; and eASIC Corporation, a privately held provider of ASIC semiconductor devices. He served as a director of Fusion-IO, Inc., a computer hardware and software systems company, from October 2013 until July 2014 when it was acquired by SanDisk Corporation. Dr. Frank holds a B.S. and M.S. in Electrical Engineering from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University.
Dr. Frank was selected to serve on our Board of Directors because of his deep understanding of the communications and hardware technology markets and his extensive executive leadership experience.
Harold Hughes. Mr. Hughes has served on our Board of Directors since October 2014. From March 2014 to October 2015, Mr. Hughes has served as the Chief Executive Officer of Manutius IP, Inc., a patent solutions company. Mr. Hughes served as the Chief Executive Officer and President at Rambus Inc., a semiconductor and IP products company, from January 2005 to June 2012 and served on the board of directors from June 2003 to April 2013. Mr. Hughes served on the board of directors of Planar Systems Inc., a display and digital signage technology company, from February 2014 until it was acquired by Leyard American Corporation in November 2015. Mr. Hughes holds a B.A. in Liberal Arts from the University of Wisconsin and an M.B.A. from the University of Michigan.
Mr. Hughes was selected to serve on our Board of Directors because of his significant business leadership experience in the semiconductor industry.
Jack Lazar. Mr. Lazar has served on our Board of Directors since July 2016. Since March 2016, Mr. Lazar has been an independent business and financial consultant. From January 2014 to March 2016, Mr. Lazar served as the Chief Financial Officer at GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 to January 2014, he was an independent business and financial consultant. From May 2011 to January 2013, Mr. Lazar served as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2003 until it was acquired by Qualcomm in May 2011, Mr.

Lazar served in various positions at Atheros Communications, Inc., a provider of communications semiconductor solutions, most recently as Senior Vice President of Corporate Development, Chief Financial Officer and Secretary. Mr. Lazar has served on the board of directors of Silicon Laboratories Inc., a semiconductor company, since April 2013. Mr. Lazar also served on the board of directors of TubeMogul, Inc., an enterprise software company for digital branding, from October 2013 to December 2016 when it was acquired by Adobe Systems Incorporated. Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University.
Mr. Lazar was selected to serve on our Board of Directors because of his strong financial, technological and operational expertise gained from his experience as a technology company executive and consultant.
Mark Stevens. Mr. Stevens has served on our Board of Directors since July 2016. Mr. Stevens has served as the managing partner of S-Cubed Capital, a private family office investment firm, and as a special limited partner of Sequoia Capital, a venture capital investment firm, in each case since April 2012. From March 1993 to April 2012, Mr. Stevens served as a managing partner of Sequoia Capital. From December 2006 to October 2012, Mr. Stevens served as a member of the board of directors of Alpha and Omega Semiconductor Limited, a semiconductor technology company. Currently, Mr. Stevens serves as a director of NVIDIA Corporation, a graphics processor company. Mr. Stevens holds a B.S. in Electrical Engineering, a B.A. in Economics and an M.S. in Computer Engineering from the University of Southern California and an M.B.A. from Harvard Business School.
Mr. Stevens was selected to serve on our Board of Directors because of his extensive experience in the venture capital and semiconductor industries.
Director Not Continuing
Lip-Bu Tan. Mr. Tan has indicated that he intends to resign from the Board of Directors following the conclusion of the 2018 Annual Meeting of Stockholders. Mr. Tan has served on our Board of Directors since June 2015. Since 1987, Mr. Tan has served as the founder and Chairman of Walden International, an international venture capital firm. He has also served as President and Chief Executive Officer of Cadence Design Systems, Inc., an electronic design automation software and engineering services company, since January 2009. Mr. Tan currently serves on the boards of directors of Cadence Design Systems, Inc.; Hewlett Packard Enterprise, an information technology enterprise company; Ambarella, Inc., a developer of video compression and image processing semiconductors; and Semiconductor Manufacturing International Corporation, a semiconductor manufacturing company. He previously served on the board of directors of Inphi Corporation, a semiconductor corporation, from 2002 to 2012; Flextronics International Ltd. from 2003 to 2012; and SINA Corporation from 1999 to 2015. Mr. Tan holds a B.S. in Physics from Nanyang University in Singapore, an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology, and an M.B.A. from the University of San Francisco.
Mr. Tan was selected to serve on our Board of Directors because of his extensive management and operational experience in the electronic design and semiconductor industries, and as a current and former board member of a number of technology companies, as well as his expertise in international operations and corporate governance.
Director Independence
Our Board of Directors has undertaken a review of the independence of each director and nominee. Based on information provided by each director and nominee concerning his or her background,

employment and affiliations, our Board of Directors has determined that none of Ms. Dorchak, Messrs. Hooper, Hughes, Lazar, Scull and Stevens, and Dr. Frank has relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors and nominee are “independent” as that term is defined under the listing standards of the NASDAQ Stock Market. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and nominee, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”
Lead Independent Director
Our Board of Directors has adopted Corporate Governance Guidelines that provide that one of our independent directors will serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors or if the Chairman is not otherwise independent. Because Dr. Heidari is our Chairman and is not an “independent” director as defined in the listing standards of the NASDAQ Stock Market, our Board of Directors appointed Mr. Tan as our Lead Independent Director on September 28, 2016, and he served as such until his resignation as Lead Independent Director on February 16, 2018. Our Board of Directors appointed Mr. Hooper as our Lead Independent Director on February 16, 2018. Our Lead Independent Director presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate from time to time.
Board Meetings and Committees
During our fiscal year ended December 31, 2017, our Board of Directors held eight (8) meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he served during the periods that he or she served.
Although our Corporate Governance Policy and Guidelines does not require each member of our Board of Directors to attend annual meetings of stockholders, we strongly encourage all of our directors to attend. All members of our Board of Directors attended our 2017 Annual Meeting of Stockholders.
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors also has the authority to establish other committees from time to time with the scope and responsibilities of such committee to be defined by the Board of Directors.
Audit Committee
Our Audit Committee is comprised of Messrs. Hughes, Lazar and Stevens, each of whom satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and listing standards of the NASDAQ Stock Market. Mr. Hughes serves as the chair of our Audit Committee, qualifies as an “Audit Committee financial expert” as defined in the rules of the SEC and determined by our Board of Directors, and satisfies the financial sophistication requirements under the listing standards of the NASDAQ Stock Market. Our Audit Committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure and evaluate the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	developing procedures for employees to submit concerns confidentially and anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing the adequacy and effectiveness of our internal controls;

•	reviewing related party transactions; and

•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NASDAQ Stock Market. The charter is available on our website at http://ir.quantenna.com/corporate-governance.cfm. Our Audit Committee held seven (7) meetings during 2017.
Compensation Committee
Our Compensation Committee is currently comprised of Dr. Frank and Mr. Stevens. It is anticipated that Ms. Dorchak will join our Compensation Committee upon her election to our Board of Directors at the Annual Meeting. Our Compensation Committee also included Mr. Diner, who served as chair of the committee, until his resignation from our Board of Directors and Compensation Committee on December 19, 2017. Dr. Frank currently serves as the chair of our Compensation Committee. Each member of our Compensation Committee satisfies the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the NASDAQ Stock Market and is also a non-employee director, as defined pursuant to Rule 16b‑3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). Ms. Dorchak also satisfies these independence, non-employee director and outside director requirements. Our Compensation Committee is responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers;

•	administering our equity compensation plans;

•	reviewing, approving and making recommendations to our Board of Directors regarding incentive compensation and equity compensation plans; and

•	establishing and reviewing general policies relating to compensation and benefits of our employees.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NASDAQ Stock Market. The charter is available on our website at http://ir.quantenna.com/corporate-governance.cfm. Our Compensation Committee held eight (8) meetings during 2017.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Messrs. Hooper, Lazar and Scull, each of whom satisfies the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the NASDAQ Stock Market. Mr. Hooper serves as the chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;

•	evaluating the performance of our Board of Directors and of individual directors;

•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting; and

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NASDAQ Stock Market. The charter is available on our website at http://ir.quantenna.com/corporate-governance.cfm. Our Nominating and Corporate Governance Committee held four (4) meetings during 2017.
Board Leadership Structure
Dr. Heidari currently serves as both the Chairman of our Board of Directors and as our Chief Executive Officer. Our lead independent director and our independent directors bring experience, oversight and expertise from outside of our company, while Dr. Heidari brings company-specific experience and expertise. As a long-time member of our executive team, Dr. Heidari is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe that the structure of our Board of Directors and its committees provides effective independent oversight of management while Dr. Heidari’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate, industry and eco-system experience, length of service, potential conflicts of interest, availability and other commitments. Nominees must also have the highest personal and professional ethics and integrity, proven achievement and competence in their respective field and the ability to exercise sound business judgment, skills that are complementary to those of the existing Board of Directors, and the ability to assist and support management and make significant contributions to the Company’s success. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In particular, various forms of diversity, including gender diversity as well as different mixes of skills, experience and perspective, can add meaningful value to corporate boards. Our Nominating and Corporate Governance Committee considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least five percent (5%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal Department in writing. Such recommendations must include information about the candidate, including the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our bylaws, stockholders may also nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our General Counsel or our Legal Department at Quantenna Communications, Inc., 1704 Automation Parkway, San Jose, California 95131. To be timely for our 2019 Annual Meeting of Stockholders, our General Counsel or Legal Department must receive the nomination no earlier than February 8, 2019 and no later than March 10, 2019.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our General Counsel at Quantenna Communications, Inc., 1704 Automation Parkway, San Jose, California 95131. Our General Counsel, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. Our Board of Directors has also adopted a Code of Ethics for our Chief Executive Officer and Senior Financial Officers. The full text of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for our Chief Executive Officer and Senior Financial Officers is posted on the Corporate Governance portion of our website at http://ir.quantenna.com/corporate-governance.cfm. We will post amendments to our Code of Business Conduct and Ethics, Code of Ethics for our Chief Executive Officer and Senior Financial Officers or waivers of the applicable codes for directors, executive officers and senior financial officers on the same website in accordance with applicable requirements.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of our senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deem appropriate.
While our Board of Directors is ultimately responsible for risk oversight, the committees of our Board of Directors assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, liquidity, and legal and regulatory compliance related to financial matters, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Non-Employee Director Compensation
Outside Director Compensation Policy
Members of our Board of Directors who are not employees are eligible for compensation under our Outside Director Compensation Policy, which became effective on October 27, 2016, the date of the effectiveness of the registration statement in connection with our initial public offering. Under our Outside Director Compensation Policy, each non-employee director is entitled to receive compensation for his or her service consisting of annual cash retainers and equity awards as described below. Our outside director compensation policy was crafted in consultation with Compensia, Inc. (“Compensia”), an independent consultant. Compensia provided us with competitive data, analysis and recommendations regarding non-employee director compensation. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, our Compensation Committee and our Board of Directors approved our outside director compensation policy, which we believe provides reasonable compensation to our non-employee directors that is commensurate with their contributions and appropriately aligned with our peers. Our Board of Directors and our Compensation Committee will have the discretion to revise non-employee director compensation as they deem necessary or appropriate.
Cash Compensation. Under our Outside Director Compensation Policy, all non-employee directors are entitled to receive the following cash compensation for their services:

•	$35,000 per year for service as a board member;

•	$20,000 per year additionally for service as lead independent director of the board;

•	$15,000 per year additionally for service as chair of the Audit Committee;

•	$7,500 per year additionally for service as an Audit Committee member other than chair;

•	$10,000 per year additionally for service as chair of the Compensation Committee;

•	$5,000 per year additionally for service as a Compensation Committee member other than chair;

•	$5,000 per year additionally for service as chair of the Nominating and Corporate Governance Committee; and

•	$2,500 per year additional for services as a Nominating and Corporate Governance Committee member other than chair.
All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis to each non-employee director who served in the relevant capacity at any point during the immediately preceding fiscal quarter.
Each non-employee director is also entitled to reimbursement by the Company of reasonable, customary and properly documented travel expenses to attend meetings of the Board of Directors and committees thereof.
Equity Compensation. Under our Outside Director Compensation Policy, nondiscretionary, automatic grants of restricted stock units are made to our non-employee directors as described below.
Non-employee directors are eligible to receive all types of equity awards (except incentive stock options) under our 2016 Omnibus Equity Incentive Plan (the “2016 Plan”) (or the applicable equity plan in place at the time of grant) including discretionary awards not covered under our Outside Director Compensation Policy. All grants of awards under our Outside Director Compensation Policy will be automatic and nondiscretionary.
Initial Award. Each person who first becomes a non-employee director after October 27, 2016, the effective date of our Outside Director Compensation Policy, will be granted a restricted stock unit award having a grant date value equal to $270,000 (the “Initial Award”). The Initial Award automatically will be granted on the date on which such person first becomes a non-employee director. A director who is an employee who ceases to be an employee director but who remains a director will not receive an Initial Award.
If the Initial Award is granted in connection with our annual stockholder meeting, then, subject to the non-employee director continuing to serve as a director through each applicable vesting date, one-third of the shares subject to the Initial Award shall vest on the one-year anniversary of the date of grant (and if there is no corresponding day, on the last day of the month), or, if earlier, on the day prior to the first annual meeting of stockholders following the date of grant, an additional one-third of the shares subject to such Initial Award will vest on the two-year anniversary of the date of grant (and if there is no corresponding day, on the last day of the month), or, if earlier, on the day prior to the second annual meeting of stockholders following the date of grant, and the final one-third of the shares subject to such Initial Award will vest on the three-year anniversary of the date of grant (and if there is no corresponding day, on the last day of the month), or, if earlier, the day prior to the third annual meeting of stockholders following the date of grant.
If the Initial Award is granted not in connection with an annual meeting of stockholders, then, subject to the non-employee director continuing to serve as a director through each applicable vesting date, one-third of the shares subject to such Initial Award will vest on each annual anniversary of the date of grant thereafter (and if there is no corresponding day, on the last day of the month).
Annual Awards. On the date of each annual meeting of stockholders beginning with the upcoming Annual Meeting following the effective date of our Outside Director Compensation Policy, each non-employee director, if he has served as a director since the previous annual meeting of stockholders, will automatically be granted a restricted stock unit award having a grant date value equal to $135,000 (the “Annual Award”); provided that any non-employee director who is not continuing as a director following the applicable annual meeting will not receive an Annual Award with respect to such annual meeting. If, as of the date of an annual meeting of stockholders, a non-employee director had not been a non-employee director as of the previous annual meeting of stockholders, then he or she will not be granted a full Annual Award and instead will automatically be granted a prorated Annual Award, or Pro Rata Annual Award, with a total value equal to the result of (x) $135,000 multiplied by (y) a fraction (i) the numerator of which is the number of months he or she has served as a non-employee director (which will not exceed 12) and (ii) the denominator of which is 12. Any non-employee director who is not continuing as a director following the applicable annual meeting of stockholders will not receive an Annual Award or Pro-Rata Annual Award with respect to such annual meeting of stockholders. Each Annual Award and Pro-Rata Annual Award will vest as to 100% of the shares subject thereto upon the earlier of the one-year anniversary of the grant date or the day prior to our next annual meeting occurring after the grant date, subject to the individual’s continued service as a director through the applicable vesting date.
The value of all equity awards granted under our Outside Director Compensation Policy will be determined using the fair market value of the shares as of the date of grant (or such other methodology as our Board of Directors or our Compensation Committee may determine prior to the grant of the awards becoming effective, as applicable).
Our 2016 Plan provides that in the event of a change in control, as defined in our 2016 Plan, each outstanding equity award granted under our 2016 Plan to a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance‑based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the director.
In order to provide a maximum limit on the awards that can be made to our outside directors, our Plan provides that in any given fiscal year, an outside director will not be granted awards having a grant-date fair value greater than $810,000, but this limit is increased to $1,350,000 in connection with his or her initial service. The grant-date fair values for this purpose will be determined according to U.S. generally accepted accounting principles. The maximum limits do not reflect the intended size of any potential grants or a commitment to make grants to our outside directors under our Plan in the future.

Compensation for Fiscal Year 2017
The following table provides information regarding the total compensation that was granted to each of our non-employee directors in our fiscal year ended December 31, 2017.

Director	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total Compensation
Fahri Diner (2)	$43,640	$134,985	$178,625
Edward Frank	$40,000	$125,307	$165,307
Edwin (Ned) B. Hooper III	$40,000	$134,985	$174,985
Harold Hughes	$50,000	$134,985	$184,985
Jack Lazar	$45,000	$125,307	$170,307
John Scull	$37,500	$134,985	$172,485
Mark Stevens	$47,500	$125,307	$172,807
Lip-Bu Tan	$55,000	$134,985	$189,985

(1)
The amounts reported represent the aggregate grant-date fair value of the restricted stock units awarded to the non-employee directors, calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in calculating the grant-date fair value of the restricted stock units reported in this column are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on February 28, 2018.

(2)	Mr. Diner resigned from the Board of Directors on December 19, 2017.
The following table provides information regarding aggregate number of shares subject to outstanding equity awards held by non-employee directors as of December 31, 2017.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock that Have Not Vested	Market Value of Shares of Stock that Have Not Vested ($) (2)
Fahri Diner (3)	6/9/2017	(4)	—	—	—	—	7,127	86,949
Edward Frank	6/9/2017	(4)	—	—	—	—	6,616	80,715
Edwin (Ned) B. Hooper III	6/9/2017	(4)	—	—	—	—	7,127	86,949
Harold Hughes	10/16/2014	(5)	50,668	13,332	$2.00	10/16/2024	—	—
	6/30/2016	(6)	8,000	—	$8.50	6/30/2026	—	—
	6/9/2017	(4)	—	—	—	—	7,127	86,949
Jack Lazar	7/13/2016	(7)	72,000	—	$8.50	7/13/2026
	6/9/2017	(4)	—	—	—	—	6,616	80,715
John Scull	6/9/2017	(4)	—	—	—	—	7,127	86,949
Mark Stevens	7/13/2016	(7)	72,000	—	$8.50	7/13/2026
	6/9/2017	(4)	—	—	—	—	6,616	80,715
Lip-Bu Tan	6/9/2017	(4)	—	—	—	—	7,127	86,949

_____________________

(1)	The column represents the fair market value of our common stock on the date of grant as determined by our Board of Directors.

(2)
This column represents the market value of the shares underlying the RSUs or restricted stock as of December 31, 2017, based on the closing price of our common stock, as reported on the NASDAQ Stock Market, of $12.20 per share on December 29, 2017.

(3) Mr. Diner resigned from our Board of Directors on December 19, 2017.
(4) 100% of the RSUs will vest upon the earlier of the one (1) year anniversary of the grant date or the day prior to the Company's next annual meeting of stockholders occurring after the grant date, in each case, subject to continued service as of the applicable vesting date.

(5)
One forty-eighth (1/48) of the shares subject to the option vest moon October 16, 2014, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service on each such vesting date.

(6)
This option is subject to an early exercise provision and is immediately exercisable. One thirty-sixth (1/36) of the shares subject to the option vest monthly commencing on June 30, 2016, and one thirty-sixth (1/36) of the shares vest monthly thereafter, subject to continued service on each such vesting date.

(7)
This option is subject to an early exercise provision and is immediately exercisable. One thirty-sixth (1/36) of the shares subject to the option vest monthly commencing on July 6, 2016, and one thirty-sixth (1/36) of the shares vest monthly thereafter, subject to continued service on each such vesting date.

Directors who are also our employees receive no additional compensation for their service as directors. During the fiscal year ended December 31, 2017, Dr. Heidari was our only employee director. See the section titled “Executive Compensation” for additional information about Dr. Heidari’s compensation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of eight members. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, three Class II directors, comprised of two existing directors and one new nominee, will seek to be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will generally be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Glenda Dorchak, Edwin (Ned) B. Hooper III and John Scull as nominees for election as Class II directors at the Annual Meeting. If elected, each of Ms. Dorchak and Messrs. Hooper and Scull will serve as Class II directors until our 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. However, it is anticipated that following Mr. Scull’s re-election as a Class II director, and the resignation of Lip-Bu Tan as a Class III director immediately following the 2018 Annual Meeting of Stockholders (as previously announced), Mr. Scull will be moved from Class II to Class III. Accordingly, while Mr. Scull is being re-elected for a three-year term as a Class II director, his effective term following his move to a Class III director will be one year since the term for Class III directors expires at the 2019 annual meeting of stockholders.
Each of the nominees is currently a director of our Company, other than Ms. Dorchak. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “For” the election of Ms. Dorchak and Messrs. Hooper and Scull as Class II directors. We expect that each of Ms. Dorchak and Messrs. Hooper and Scull will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit our consolidated financial statements for our 2018 fiscal year ending December 30, 2018. During our 2017 fiscal year ended December 31, 2017, PwC served as our independent registered public accounting firm.
Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our 2018 fiscal year ending December 30, 2018. Our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the virtual Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of PwC, our Board of Directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by PwC for our 2016 fiscal year ended January 1, 2017 and our 2017 fiscal year ended December 31, 2017.

	2017	2016
Audit Fees(1)	$1,313,300	$2,825,412
Audit-Related Fees	$—	$—
Tax Fees(2)	$423,261	$373,626
All Other Fees(3)	$2,250	$3,150
Total Fees	$1,738,811	$3,202,188
________________

(1)
Audit Fees consist of professional services provided in connection with the audit of our annual consolidated financial statements, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for our 2016 fiscal year also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our common stock completed in November 2016, including out-of-pocket expenses.

(2)
Tax Fees consist of fees for professional services for tax compliance, tax advice, tax planning, and employee benefit plan tax services. These services include assistance regarding federal, state and international tax compliance.

(3)	All Other Fees consist of fees for access to PwC's Comperio online accounting research tool and Global Best Practices database.

Auditor Independence
Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, PwC. Our Audit Committee has determined that the rendering of non-audit services for tax compliance services, tax consulting advice and equity plans by PwC is compatible with maintaining the independence of PwC.
In our 2017 fiscal year ended December 31, 2017, there were no other professional services provided by PwC that would have required our Audit Committee to consider their compatibility with maintaining the independence of PwC.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to PwC for our fiscal years ended January 1, 2017 and December 31, 2017 were pre-approved by our Audit Committee.
Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “Against” the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the NASDAQ Stock Market and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Company’s website at http://ir.quantenna.com/corporate-governance.cfm. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate Audit Committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and PwC;

•	discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees; and

•
received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the Audit Committee’s review and discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Harold Hughes (Chair)
Jack Lazar
Mark Stevens
This report of the Audit Committee is required by the Securities and Exchange Commission (the “SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2018. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Sam Heidari	51	Chairman and Chief Executive Officer
Sean Sobers	48	Chief Financial Officer
David Carroll	56	Senior Vice President, Worldwide Sales
For Dr. Heidari’s biography, see “Board of Directors and Corporate Governance—Nominees for Director.”
Sean Sobers. Mr. Sobers has served as our Chief Financial Officer since July 2016. From July 2009 to June 2016, Mr. Sobers served as Corporate Vice President of Finance and Controller at Cadence Design Systems, Inc., an electronic design automation software and engineering services company. Mr. Sobers previously served as Vice President of Finance at Polycom, Inc., a unified communications and collaboration solutions company, Controller of the Software Group at EMC Corporation, a provider of information infrastructure and virtual infrastructure technologies, solutions and services, Controller at Documentum, Inc., an enterprise content management platform prior to its acquisition by EMC Corporation, and auditor at KPMG LLP, a global auditing firm. Mr. Sobers is a certified public accountant (inactive) and holds a B.S. in Accounting from the University of Southern California.
David Carroll. Mr. Carroll has served as our Senior Vice President, Worldwide Sales since January 2016. From January 2013 to January 2016, Mr. Carroll served as our Vice President, Worldwide Sales. From December 2010 to November 2012, Mr. Carroll served as Senior Director, Strategic Sales and Global Account Management at Broadcom Corporation, a fabless semiconductor company. Mr. Carroll holds a B.S. in Mechanical Engineering from San Diego State University and an M.B.A. from the University of Southern California Marshall School of Business.

EXECUTIVE COMPENSATION

The section below provides information regarding the fiscal 2017 compensation for our named executive officers who consist of our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2017, and one additional executive officer who, but for the fact that he was not serving as an executive officer as of December 31, 2017, would have been one of our named executive officers for fiscal 2017.

Process and Procedures for Compensation Decisions

The decisions with respect to fiscal 2017 executive officer compensation, including the compensation of our named executive officers were made by our Compensation Committee, with input from our Chief Executive Officer (except with respect to his own compensation) and Compensia, Inc. (“Compensia”), an independent compensation consultant within the meaning of the rules of the SEC and the NASDAQ Stock Market. Compensia was engaged by our Compensation Committee pursuant to the authority delegated under its charter, and serves at the discretion of the Compensation Committee.

Our Compensation Committee believes our Chief Executive Officer has valuable insight into the day-to-day contributions of our executive officers, and solicits the advice and input from him with respect to performance objectives under our annual bonus plan and target compensation levels for our executive officers, including our named executive officers. Our Chief Executive Officer does not provide input on his own compensation, which is determined by our Compensation Committee, in its discretion. At the request of our Compensation Committee, Compensia provides an assessment of the competitiveness of our executive compensation program as compared with an industry peer group, and our Compensation Committee uses this assessment as one of several factors in approving target levels of compensation for each executive officer. Other factors our Compensation Committee considers in setting executive compensation include one or more of the following: individual performance and skills, management input, internal relative alignment of compensation levels, current and anticipated future contributions to our Company, and the judgment and experience of the members of our Compensation Committee.

Our Compensation Committee makes the final decisions with respect to all executive officer compensation decisions.
Summary Compensation Table
The following table presents information concerning the total compensation of our named executive officers for services rendered to us in all capacities as of December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Sam Heidari, Chairman and Chief Executive Officer	2017 2016	330,000 307,500	— —	1,523,766 —	1,573,524 608,005	101,875 89,825	— —	43,477 600	3,572,642 1,005,930
Sean Sobers, Chief Financial Officer	2017 2016	250,000 109,375	— —	448,036 —	462,666 1,067,097	53,125 32,024	— —	12,516 919	1,226,343 1,209,415
David Carroll, Senior Vice President, Worldwide Sales	2017 2016	230,000 222,500	— —	412,548 —	426,020 125,206	84,375 105,555	— —	29,254 963	1,182,197 454,224
Lionel Bonnot, Senior Vice President, Marketing and Business Development (4)	2017	260,000	—	419,202	432,890	53,125	—	240,400	1,405,617
________________________

(1)
The amounts disclosed represent the grant date fair value of the restricted stock units under “Stock Awards” and stock options under “Option Awards” granted to the named executive officers during fiscal 2016 and 2017 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 1, 2017 and December 31, 2017, respectively.

(2)	The amounts included in this column represent cash incentives earned under our 2016 and 2017 bonus program. See “-Non-Equity Incentive Plan Compensation” section below for more details.
(3) Consists of (i) a Company match of individual contributions to our 401(k) savings plan, subject to certain limitations and applicable vesting requirements, which is offered to all eligible Company employees, (ii) amounts for accrued paid time off (PTO) paid to employees in connection with a change in the Company's PTO policy and (iii) in the case of Mr. Bonnot only, amounts paid pursuant to his separation agreement with the Company.

(4)
Mr. Bonnot was not a named executive officer during fiscal 2016. Mr. Bonnot ceased being an executive officer of the Company effective November 27, 2017 and his employment with the Company was terminated effective December 31, 2017.

Named Executive Officer Employment Agreements
Sam Heidari
We entered into an employment letter with Sam Heidari, our Chairman and Chief Executive Officer, dated May 19, 2009, which letter was amended on June 2, 2010 and June 1, 2012. The employment letter has no specific term and provides that Dr. Heidari is an at-will employee. Dr. Heidari’s annual base salary in 2017 was $330,000, which was increased to $450,000 effective as of January 1, 2018. Dr. Heidari was also eligible to receive an annual target performance bonus of $163,000 in 2017, which was increased to $450,000 effective April 1, 2018 (on a pro-rata basis for 2018), based on achievement of certain performance goals. Prior to 2017, the performance bonuses were paid on a quarterly basis based on quarterly performance goals. During 2017, the Company partially transitioned the payout of performance bonuses for Dr. Heidari from a quarterly cycle to an annual cycle. For 2018, the performance bonuses will be paid on an annual basis. See also “Non-Equity Incentive Plan Compensation” below for more details regarding our 2017 bonus program.

Dr. Heidari’s employment letter provides that if Dr. Heidari’s employment is terminated by us without “cause” (as defined in the employment letter) or Dr. Heidari’s employment terminates due to Dr. Heidari’s resignation for “good reason” (as defined in the employment letter), then, subject to Dr. Heidari’s timely execution and non-revocation of a release of claims in a form prescribed by us, Dr. Heidari will receive the following benefits:

•	A lump sum severance payment equal to six months of his then-current base salary;

•
The ability to exercise each of his then-outstanding and vested stock options until the earlier of (x) three years from his termination date, (y) the original term / expiration date of each option, or (z) the date required by the terms of the equity plan under which such stock option was granted; and

•
If the termination is without cause in connection with Dr. Heidari’s removal by us from the Chief Executive Officer position or is a resignation for good reason, 25% of the then-unvested shares subject to Dr. Heidari’s outstanding equity awards will become fully vested.

Dr. Heidari has entered into a change of control severance agreement with us under which he is eligible to receive enhanced severance benefits in the event of an involuntary termination of his employment with us in connection with a change of control. Please see “-Change of Control Severance Agreements and Transition Agreements” below for more details.
Sean Sobers
We entered into an employment letter with Sean Sobers, our Chief Financial Officer, dated July 8, 2016. The employment letter has no specific term and provides that Mr. Sobers is an at-will employee. Mr. Sobers’ annual base salary in 2017 was $250,000, which was increased to $310,000 effective as of January 1, 2018. Mr. Sobers was also eligible to receive an annual target performance bonus of $85,000 in 2017, which was increased to $185,000 effective April 1, 2018 (on a pro-rata basis for 2018), based on achievement of certain performance goals. Prior to 2017, the performance bonuses were paid on a quarterly basis based on quarterly performance goals. During 2017, the Company partially transitioned the payout of performance bonuses for Mr. Sobers from a quarterly cycle to an annual cycle. For 2018, the performance bonuses will be paid on an annual basis. See “Non-Equity Incentive Plan Compensation” below for more details regarding our 2017 bonus program.
The employment letter provides that if Mr. Sobers’ employment is terminated by us without “cause” (as defined in the employment letter) or Mr. Sobers’ employment terminated due to Mr. Sobers’ resignation for “good reason” (as defined in the employment letter), in each case that is not in connection with a change in control (meaning that such termination does not occur within the period 3 months prior to through twelve months following a change in control (as defined in the employment letter)), then, subject to Mr. Sobers’ timely execution and non-revocation of a release of claims in a form prescribed by us, Mr. Sobers would receive the following benefits:

•	A lump sum severance payment equal to four months of his then-current base salary (prior to any reduction of base salary constituting good reason);

•	A lump sum severance payment equal to one-third (1/3) of his then-current annual bonus;

•
If the termination occurs within the first twelve months of Mr. Sobers’ start date, the option granted to him on July 27, 2016 (the “July 2016 Option”) will no longer be subject to the one-year “cliff” vesting requirement described in the “Outstanding Equity Awards at Fiscal Year-

End” table below, and instead will be deemed to have vested as to 1/48th of the shares subject to the July 2016 Option for each month from his employment start date; and

•
Acceleration of vesting of each of Mr. Sobers’ then-outstanding stock options other than the July 2016 Option as to the number of shares subject to each such option that would have otherwise vested in the four months after his termination of employment.

Mr. Sobers has entered into a change of control severance agreement with us under which he is eligible to receive enhanced severance benefits in the event of an involuntary termination of his employment with us in connection with a change of control and which supersedes the applicable provisions under his employment letter. Please see “-Change of Control Severance Agreements and Transition Agreements” below for more details. His employment agreement also provided for severance benefits upon a termination without cause or resignation for good reason, in each case that occurred within the period 3 months prior to through twelve months following a change in control; however, the employment agreement specifies that these provisions are intended to be superseded and replaced by the terms of his change of control severance agreement.
David Carroll
We entered into an employment letter with David Carroll, our Senior Vice President, Worldwide Sales, dated December 20, 2012. The employment letter has no specific term and provides that Mr. Carroll is an at-will employee. Mr. Carroll’s annual base salary in 2017 was $230,000, which was increased to $278,000 effective as of January 1, 2018. Mr. Carroll was also eligible to receive an annual target performance bonus of $135,000 in 2017, which was increased to $187,000 effective April 1, 2018 (on a pro-rata basis for 2018), based on achievement of certain performance goals. Prior to 2017, the performance bonuses were paid on a quarterly basis based on quarterly performance goals. During 2017, the Company partially transitioned the payout of performance bonuses for Mr. Carroll from a quarterly cycle to an annual cycle. For 2018, the performance bonuses will be paid on an annual basis. See “Non-Equity Incentive Plan Compensation” below for more details regarding our 2017 bonus program.
The employment letter provides that if Mr. Carroll’s employment is terminated by us without cause, then, Mr. Carroll will receive a lump sum severance payment equal to six months of his then-current base salary.
Mr. Carroll has entered into a change of control severance agreement with us under which he is eligible to receive enhanced severance benefits in the event of an involuntary termination of his employment with us in connection with a change of control and which supersedes the applicable provisions under his employment letter. Please see “-Change of Control Severance Agreements and Transition Agreements” below for more details.
Lionel Bonnot
We entered into an employment letter with Lionel Bonnot, our Senior Vice President, Marketing and Business Development, dated October 30, 2007, which letter was amended on December 23, 2008, June 14, 2010, and August 31, 2012. Mr. Bonnot ceased serving as an executive officer effective November 27, 2017 and his employment with the Company was terminated effective December 31, 2017. The employment letter had remained in effect until his termination date. The employment letter had no specific term and provided that Mr. Bonnot was an at-will employee. Mr. Bonnot’s annual base salary in 2017 was $260,000. Mr. Bonnot was also eligible to receive an annual target performance bonus of

$85,000 in 2017 based on achievement of certain performance goals. Prior to 2017, the performance bonuses were paid on a quarterly basis based on quarterly performance goals. During 2017, the Company partially transitioned the payout of performance bonuses for Mr. Bonnot from a quarterly cycle to an annual cycle. See “Non-Equity Incentive Plan Compensation” below for more details regarding our 2017 bonus program.
Mr. Bonnot’s employment letter also provided that if Mr. Bonnot’s employment was terminated by us without “cause” (as defined in the employment letter), but excluding any termination by reason or his death or disability, or Mr. Bonnot’s employment terminated due to Mr. Bonnot’s resignation for “good reason” (as defined in the employment letter), then, subject to Mr. Bonnot’s timely execution and non-revocation of a release of claims in a form prescribed by us, Mr. Bonnot would receive the following benefits:

•	A lump sum severance payment equal to six months of his then-current salary;

•	A lump sum severance payment of $75,000;

•	50% of shares subject to any then-outstanding stock options would become fully vested; and

•	Any vested stock options would remain exercisable until the earlier of (x) 24 months following his termination date, (y) the original term / expiration date of each option.
Mr. Bonnot’s employment letter also provided that if Mr. Bonnot resigns from his employment at any time for any reason that does not constitute “good reason,” any vested stock options would remain exercisable until the earlier of (x) 12 months following his termination date or (y) the original term / expiration date of each option.
In connection with his resignation, Mr. Bonnot entered into certain transition and consulting agreements with us. Please see “-Change of Control Severance Agreements and Transition Agreements” below for more details.
Non-Equity Incentive Plan Compensation
Each named executive officer was awarded cash bonus amounts pursuant to our 2017 Executive Bonus Plan under our Executive Incentive Compensation Plan (the “Umbrella Bonus Plan”), which was originally adopted by our Board of Directors in October 2016. The 2017 Executive Bonus Plan was based on attainment of certain financial performance targets representing 70% of the overall cash bonus target, and corporate performance targets representing 30% of the overall cash bonus target, in each case that were established by our Compensation Committee at the beginning of the fiscal year, with input from our management team. The financial performance goals were based on achievement of certain revenue, non-GAAP gross margin and non-GAAP operating margin targets. The corporate goals were based on key strategic goals, including various sales and engineering performance milestones. The 2017 Executive Bonus Plan also included an overall individual performance multiplier equal to an increase or decrease of up to 20% at the discretion of the Compensation Committee on an individual basis. Under the terms of the Umbrella Bonus Plan, our Compensation Committee also has the authority, in its sole discretion, to increase, reduce or eliminate any participant’s actual award.

Prior to 2017, the performance bonuses were paid on a quarterly basis based on quarterly performance goals. During 2017, the Company partially transitioned the payout of performance bonuses for each of the named executive officers from a quarterly cycle to an annual cycle. For each of the first and second quarters of fiscal 2017, 20% of their respective annual bonus target amount was paid to each of the named executive officers.
Following the end of fiscal 2017, the Compensation Committee, with input from our management team, reviewed the achievement of the 2017 financial and corporate performance targets and determined the percentage of the annual bonus target amount to be paid out based on achievement against those performance goals. The Compensation Committee also considered whether to apply an individual performance multiplier or make other adjustments within its authority. For 2017, the overall achievement of the financial and corporate performance targets was 62.5% and no individual performance multiplier or other adjustment was applied to any named executive officer. The balance of the 2017 annual bonus target amounts (less the amounts already paid during the first and second quarters of fiscal 2017) was paid following the end of fiscal 2017 based on achievement of the financial and corporate performance targets as approved by the Compensation Committee.
The amounts in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” are based on the achievements under the 2017 Executive Bonus Plan. The amounts paid under the 2016 Executive Bonus Plan, which was based on various individual quarterly corporate performance objectives and approved by the Compensation Committee, are also included.
For fiscal 2018, the performance bonuses will be based entirely on financial performance targets on an annual basis. The cash bonus amounts will be paid after the end of the fiscal year based on achievement of the financial performance targets as approved by the Compensation Committee.
Change of Control Severance Agreements and Transition Agreements
Sam Heidari, David Carroll and Sean Sobers
Each of Dr. Heidari and Messrs. Carroll and Sobers has previously entered into a change of control severance agreement with us, as amended. These agreements have a five-year term from the agreement date and renew automatically for additional, one-year terms unless either party provides the other party with written notice of non-renewal at least six months prior to the date of automatic renewal. However, the term will automatically extend in certain circumstances, including that if a change of control occurs when there are fewer than 12 months remaining during the applicable term, each agreement’s term automatically will be extended through the 12-month anniversary of the change of control. Under these agreements, if, within the period beginning three months prior to and ending 12 months following a “change of control” (as such term is defined in the applicable agreement), the executive officer’s employment with us is terminated by us for reasons other than “cause” or by him for “good reason” (as such terms are defined in the applicable executive’s agreement), then, subject to the affected executive’s timely execution and non-revocation of a release of claims in a form prescribed by us, such executive officer will receive the following benefits:

•	a lump sum severance payment equal to 12 months of his then-current base salary;

•	a lump sum severance payment equal to 100% of his target bonus for the year of termination;

•
Company-reimbursed premiums for continued health care coverage under COBRA for up to 12 months for the executive officer and his eligible dependents or, if the Company determines that it cannot provide the COBRA premium benefits without potentially violating applicable laws, a lump sum payment equal to 12 months of COBRA premiums for the executive officer and his eligible dependents; and

•
100% of shares subject to all outstanding equity awards with time-based vesting will become fully vested, and, for any outstanding equity awards with performance-based vesting, the performance metrics will be deemed achieved at target levels.

The change of control severance agreements control with respect to terminations of employment occurring during the period beginning on a change of control and ending 12 months following a change of control. Prior to a change of control, the severance provisions of the applicable executive officer’s employment agreement will apply in accordance with their terms. If an executive officer receives severance payment or benefits under his employment agreement or another agreement with us and a change of control occurs during the three-month period following his termination of employment entitling him to severance payments or benefits under this agreement, the executive officer will stop receiving any severance payments or benefits under his employment agreement and the payments and benefits previously paid under that agreement will offset the corresponding payments or benefits under the change of control severance agreement, unless otherwise expressly set forth in writing in the applicable employment agreement or other agreement with the applicable executive officer.
In the event any of the payments provided for under these agreements or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and could be subject to the related excise tax under Section 4999 of the Code, such executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him.
Lionel Bonnot
Mr. Bonnot ceased serving as an executive officer effective November 27, 2017 and his employment with the Company was terminated effective December 31, 2017. In connection with these events, Mr. Bonnot entered into certain arrangements with us to help ensure a smooth transition of his duties.
We entered into a transition agreement and release with Mr. Bonnot on January 16, 2018, which included, among other things, requirements related to his continued compliance with a confidential information agreement entered into with the Company, his agreement to certain non-disparagement and non-solicitation obligations, and a release of claims against the Company. In consideration for such obligations and the release of claims, and consistent with the terms and conditions of his pre-existing employment letter dated October 30, 2007, which letter was amended on December 23, 2008, June 14, 2010, and August 31, 2012, Mr. Bonnot received the following benefits:

•	A lump sum severance payment of $130,000, which represented 6 months of his then-current base salary;

•	An additional lump sum severance payment of $75,000;

•	Acceleration of the vesting of 50% of the total number of shares subject to each of his stock options outstanding as of his termination date; and

•
The portion of each of Mr. Bonnot’s stock options that is vested as of the date he ceases to be a service provider to us (expected to occur on the expiration of his consulting term on June 30, 2018) will remain exercisable until the earlier of (x) 24 months following the effective date of the transition agreement and release (as amended from his employment letter reflecting his employment termination date), (y) the original term / expiration date of the applicable option.

Also, in consideration for additional obligations and the release of claims, Mr. Bonnot received the following further benefits:

•
The Company’s agreement to enter into a 6-month consulting agreement with Mr. Bonnot, as described below. Pursuant to the terms of Mr. Bonnot’s stock options and restricted stock units, these equity awards continue to vest while Mr. Bonnot continues to provide consulting services to us;

•	Company-reimbursed premiums for continued health care coverage under COBRA for up to 3 months for Mr. Bonnot and his eligible dependents; and

•
Subject to the conditions and upon the circumstances described below, acceleration of vesting of Mr. Bonnot’s restricted stock units outstanding as of immediately prior to the expiration of his consulting arrangement.

We also entered into a consulting agreement with Mr. Bonnot effective as of December 31, 2017, under which he will provide us with transition services, marketing reports, and customer and executive support for the 6-month period following his termination of employment. Pursuant to the consulting agreement and the transition agreement and release, if (x) Mr. Bonnot provides the consulting services in good faith for the full consulting period, or if before the expiration of the consulting period, the Company has a change of control (as defined in the consulting agreement) and Mr. Bonnot’s consulting arrangement is terminated without cause (as defined in the consulting agreement) (a “qualified termination”), and (y) he timely executes and does not revoke a supplemental release of claims in favor of the Company, he will receive full acceleration of the vesting of his then-outstanding restricted stock units. In addition, pursuant to the consulting agreement, Mr. Bonnot is entitled to the reimbursement of premiums for continued health care coverage under COBRA for him and his eligible dependents for up to the duration of the 6-month consulting term.
2016 Omnibus Equity Incentive Plan, 2016 Equity Incentive Plan and 2006 Stock Plan
Our 2016 Plan and our 2016 Equity Incentive Plan (the “2016 EIP”), each provide that in the event of a merger or change in control, as defined under the applicable Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant, or all awards of the same type, similarly.
In the event that a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse and all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels. In this event, each such award will become fully exercisable, if applicable, for a specified period prior to the transaction, unless specifically provided for otherwise under the applicable award agreement or other written agreement with the participant. The award will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

Our 2006 Stock Plan (the “2006 Plan”), similarly provides that, in the event that we are a party to a merger or change in control, outstanding awards may be assumed or substituted by the successor corporation or a parent or subsidiary thereof. In the event the successor corporation refuses to assume or substitute for an award, then such award will become fully vested and exercisable, including shares as to which such award would not otherwise be vested or exercisable, and restrictions on restricted stock will lapse. If an award becomes fully vested and exercisable in lieu of assumption or substitution, the administrator will notify the participant in writing or electronically that the award will be fully vested and exercisable for a period of time as determined by the administrator and that the award will terminate upon the expiration of such period for no consideration, unless otherwise determined by the administrator.
Under our 2016 Plan, in the event of a change in control, each outstanding equity award granted under the plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance‑based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such awards will become fully exercisable, if applicable, unless specifically provided otherwise under the applicable award agreement or other written agreement with the director.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding stock options held by our named executive officers at December 31, 2017:

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)(1)
Sam Heidari	07/28/2009		6,000	—	2.50	07/28/2019	—	—
	05/18/2010		24,460	—	1.00	05/18/2020	—	—
	02/01/2011		59,540	—	1.00	02/01/2021	—	—
	10/07/2011		111,552	—	1.00	10/07/2021	—	—
	06/27/2012		416,985	—	1.50	06/27/2022	—	—
	08/28/2013		130,000	—	1.50	08/28/2023	—	—
	12/10/2014	(2)	310,970	103,653	2.00	12/10/2024	—	—
	06/30/2016	(3)	67,501	112,499	8.50	06/30/2026	—	—
	02/15/2017	(4)	—	171,750	22.18	02/15/2027	—	—
	02/15/2017	(5)	—	—	—	—	60,112	733,366
Sean Sobers	07/27/2016	(6)	93,750	192,378	9.00	07/27/2026	—	—
	02/15/2017	(4)	—	50,500	22.18	02/15/2027	—	—
	02/15/2017	(5)	—	—	—	—	17,675	215,635
David Carroll	02/05/2013	(7)	133,720	—	1.50	02/05/2023	—	—
	12/10/2014	(8)	4,500	1,500	2.00	12/10/2024	—	—
	12/03/2015	(9)	3,756	3,744	3.00	12/03/2025	—	—
	06/30/2016	(3)	13,877	23,123	8.50	06/30/2026	—	—
	02/15/2017	(4)	—	46,500	22.18	02/15/2027	—	—
	02/15/2017	(5)	—	—	—	—	16,275	198,555

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)(13)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)(1)
Lionel Bonnot	08/28/2013		656	—	1.50	08/28/2023
	12/10/2014		5,413	—	2.00	12/10/2024
	12/03/2015		13,331	—	3.00	12/03/2025
	06/30/2016	(10)(11)	29,890	7,110	8.50	06/30/2026
	02/15/2017	(4)(11)	23,625	23,625	22.18	02/15/2027	—	—
	02/15/2017	(5)(11)	—	—	—	—	16,537	201,751
_______________________

(1)
This column represents the market value of the shares underlying the restricted stock units, or RSUs, as of December 31, 2017, based on the closing price of our common stock, as reported on the NASDAQ Stock Market, of $12.20 per share on December 29, 2017.

(2)
One-fourth (1/4) of the shares subject to the option vested on December 10, 2015, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service to us on each such vesting date.

(3)
One-fourth (1/4) of the shares subject to the option vested on June 30, 2017, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service to us on each such vesting date.

(4)
One-fourth(1/4) of the shares subject to the option will vest on February 20, 2018, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service on each such vesting date.

(5)
One-eighth (1/8) of the shares subject to the restricted stock units vested on August 20, 2017 and each six-month anniversary thereafter, subject to continued service on each such vesting date. Mr. Bonnot's employment with the Company was terminated effective December 31, 2017. Mr. Bonnot entered into a consulting agreement with the Company effective December 31, 2017. The shares subject to the restricted stock units will continue to vest while Mr. Bonnot remains a service provider in accordance with the vesting schedule set forth in this footnote (6), and 100% of any remaining unvested shares subject to the restricted stock units will vest at the conclusion of his consulting services or, if earlier, upon a qualified termination, subject and pursuant to the terms of Mr. Bonnot’s transition arrangements. For more information, see “-Change of Control Severance Agreements and Transition Agreements”.

(6)
One fourth (1/4) of the shares subject to the option vested on July 25, 2017, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service to us on each such vesting date.

(7)
One fourth (1/4) of the shares subject to the option vested on January 7, 2014, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service to us on each such vesting date.

(8)
One fourth (1/4) of the shares subject to the option vested on December 10, 2015, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service to us on each such vesting date.

(9)
One fourth (1/4) of the shares subject to the option shall vest on December 3, 2016, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service to us on each such vesting date.

(10) One fourth (1/4) of the shares subject to the option vested on June 30, 2017, and one forty-eighth (1/48) of the shares vest monthly thereafter, subject to continued service on each such vesting date.
(11) Mr. Bonnot terminated his employment on December 31, 2017. 50% of the total number of shares subject to the stock option vested on December 31, 2017 pursuant to the terms of Mr. Bonnot’s transition arrangements. Any remaining unvested shares subject to the stock option will continue to vest while Mr. Bonnot remains a service provider in accordance with the applicable vesting schedules set forth above, subject and pursuant to the terms of Mr. Bonnot’s transition arrangements. For more information, see “-Change of Control Severance Agreements and Transition Agreements.”

Pension Benefits and Non-qualified Deferred Compensation
We do not sponsor any pension plans for our employees, and none of our named executive officers participated in a non-qualified deferred compensation plan in fiscal 2017.
401(k) Plan
We offer eligible employees the opportunity to participate in a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan upon satisfying the 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make profit sharing contributions to eligible participants, although we have not made any such contributions to date. Effective July 1, 2016, we implemented a matching contribution program pursuant to which we match 100% of contributions up to one percent (1%) of eligible compensation for each plan participant for 2016 and up to two percent (2%) of eligible compensation for each 401(k) plan participant beginning in 2017, in each case, subject to vesting over four years from each such participant’s date of employment.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2017. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	6,449,229	$6.53	2,518,263
Equity compensation plans not approved by stockholders	-	-	-
Total	6,449,229	$6.53	2,518,263

(1) Includes our 2006 Stock Plan, 2016 Equity Incentive Plan and the 2016 Omnibus Equity Incentive Plan. The 2016 Omnibus Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2018, equal to the least of (i) 3,400,000 shares, (ii) 5.0% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such number as determined by the plan administrator. As of January 1, 2018, the 2016 Omnibus Equity Incentive Plan was increased by 1,776,444 shares pursuant to such evergreen provision.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this proxy statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Edward Frank (Chair)
Mark Stevens

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2018 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
We have based our calculation of the percentage of beneficial ownership on 36,184,535 shares of our common stock outstanding as of March 31, 2018. In accordance with SEC rules, we have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2018 to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Quantenna Communications, Inc., 1704 Automation Parkway, San Jose, California 95131. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Stockholders:
FMR LLC (1)	4,191,750	11.58%
Joint Stock Company “RUSNANO” (2)	2,698,794	7.46%
Entities affiliated with Sigma Partners (3)	2,465,057	6.81%
Entities affiliated with DAG Ventures (4)	1,970,342	5.45%
Entities affiliated with Southern Cross Venture Partners (5)	1,923,254	5.32%
Named Executive Officers and Directors:
Sam Heidari (6)	1,262,167	3.37%
Sean Sobers (7)	157,432	*
David Carroll (8)	181,537	*
Lionel Bonnot (9)	56,524	*
Edward Frank (10)	72,000	*
Edwin (Ned) B. Hooper III (11)	671,880	1.86%
Harold Hughes (12)	65,535	*
Jack Lazar (13)	87,000	*
John Scull (14)	1,923,254	5.32%
Mark Stevens (15)	139,292	*
Lip-Bu Tan (16)	558,141	1.54%
All executive officers and directors as a group (10 persons) (17)	5,118,038	13.49%
________________
*    Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
According to a Schedule 13G/A filed with the SEC on February 13, 2018, FMR LLC (“FMR”) holds sole voting power over 16,500 shares and no shared voting power. FMR and Abigail P. Johnson, is a director, the vice chairman, the chief executive officer and the president of FMR, each has sole dispositive power over 4,191,750 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the "Investment Company Act"), to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the "Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co."), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. FMR beneficially owns or may be deemed to beneficially own the shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)
According to a Schedule 13G filed with the SEC on February 14, 2017, the shares consist of 2,698,794 shares held by Joint Stock Company “RUSNANO” (“RUSNANO”). RUSNANO is a joint stock company organized under the laws of the Russian Federation. The Russian Federation owns 100% of RUSNANO. RUSNANO is managed by Rusnano Management Company LLC, the Executive Board of which has the power to vote and dispose of the securities held directly by RUSNANO below a certain amount, and is supervised by the Board of Directors of RUSNANO, which, along with the Executive Board of Rusnano Management Company LLC, has the power to dispose of the securities held directly by RUSNANO above a certain amount. Anatoly Chubais, German Pikhoya, Oleg Kiselev, Boris Podolsky and Yury Udaltsov, as the members of the Executive Board of Rusnano Management Company LLC, and Arkadiy Dvorkovich, Anatoly Chubais, Igor Agamirzyan, Mikhail Alfimov, Oleg Fomichev, Andrey Ivanov, Denis Manturov, Vladislav Putilin, Pavel Teplukhin, Viktor Vekselberg and Ilya Yuzhanov, as the members of the board of directors of RUSNANO, may be deemed to share voting and investment power with respect to the shares held by RUSNANO. The address of each of RUSNANO and Rusnano Management Company LLC is 10A prospect 60-letiya Oktyabrya, Moscow, Russia 117036.

(3)
According to a Schedule 13G filed with the SEC on February 9, 2017, the shares consists of (i) 140,575 shares held by Sigma Associates 7, L.P., of which 1,027 shares were purchased in our directed share program at the closing of our initial public offering (ii) 27,302 shares held by Sigma Investors 7, L.P., of which 218 shares were purchased in our directed share program at the closing of our initial public offering, and (iii) 2,297,180 shares held by Sigma Partners 7, L.P. (collectively, the “Sigma Entities”), of which 18,755 shares were purchased in our directed share program at the closing of our initial public offering. Sigma Management 7, L.L.C. is the general partner of each of the Sigma Entities. Sigma Management 7, L.L.C. holds voting and dispositive power over the shares held by the Sigma Entities. The address of each of the entities identified in this footnote is 2105 South Bascom Avenue, Suite 370, Campbell, California 95008.

(4)
According to a Schedule13G/A filed with the SEC on February 12, 2018, the shares consist of (i) 1,633,818 shares held by DAG Ventures IV-QP, L.P. (“DAG IV-QP”) (ii) 163,862 shares held by DAG Ventures IV-A, LLC (“DAG IV-A”) and (iii) 172,662 shares held by DAG Ventures IV, L.P. (“DAG IV”). DAG Ventures Management IV, LLC (“DAG IV LLC”) serves as the general partner of DAG IV-QP and DAG IV, and serves as the manager of DAG IV-A. As such, DAG IV LLC possesses power to direct the voting and disposition of the shares owned by DAG IV-QP, DAG IV and DAG IV-A and may be deemed to have indirect beneficial ownership of the shares held by DAG IV-QP, DAG IV and DAG IV-A. DAG IV LLC owns no shares directly. Messrs. R. Thomas Goodrich and John J. Cadeddu are Managing Directors of DAG IV LLC. As such, Messrs. R. Thomas Goodrich and John J. Cadeddu possess power to direct the voting and disposition of the shares owned by DAG IV-QP, DAG IV and DAG IV-A and may be deemed to have indirect beneficial ownership of the shares held by DAG IV-QP, DAG IV and DAG IV-A. Messrs. R. Thomas Goodrich and John J. Cadeddu own no shares directly. The address each of the entities identified in this footnote is 251 Lytton Avenue, Suite 200, Palo Alto, California 94301.

(5)
According to a Schedule 13G/A filed with the SEC on January 26, 2018, the shares consists of 1,923,254 shares held by Southern Cross Venture Partners Management Pty Ltd as trustee for Southern Cross Fund No 1 Trust. Southern Cross Venture Partners Pty Ltd is the Manager of Southern Cross Fund No 1 Trust.  The managing members of Southern Cross Venture Partners Pty Ltd are John Scull, Robert Christiansen, Mark Bonnar, Gareth Dando and William Bartee. John Scull, Robert Christiansen, Mark Bonnar, Gareth Dando and William Bartee own 100% of the outstanding ordinary shares of Southern Cross Venture Partners Pty Ltd.  John Scull, Robert Christiansen, Mark Bonnar, Gareth Dando and William Bartee are the directors of Southern Cross Venture Partners Pty Ltd and share voting and investment power with respect to the shares held by Southern Cross Venture Partners Management Pty Ltd as trustee for Southern Cross Fund No 1 Trust. The address for each of the entities identified in this footnote is 80 Mount Street, Level 7, North Sydney, NSW, Australia, 2060.

(6)	Consists of (i) 21,649 shares held of record by Dr. Heidari and (ii) 1,240,518 shares subject to options exercisable within 60 days of March 31, 2018.

(7)
Consists of (i) 10,000 shares purchased in our directed share program at the closing of our initial public offering by Mr. Sobers, (ii) 7,050 share held of record by Mr. Sobers and (iii) 140,382 shares subject to options exercisable within 60 days of March 31, 2018.

(8)
Consists of (i) 500 shares purchased in our directed share program at the closing of our initial public offering by a child of Mr. Carroll, (ii) 24,775 shares held of record by Mr. Carroll and (iii) 156,262 shares subject to options exercisable within 60 days of March 31, 2018.

(9)
Consists of (i) 3,009 shares held of record by Mr. Bonnot and (ii) 53,515 shares subject to options exercisable within 60 days of March 31, 2018. Mr. Bonnot ceased serving as an executive officer effective November 27, 2017 and his employment with the Company was terminated effective December 31, 2017.

(10)	Consists of 72,000 shares held of record by Dr. Frank, of which 28,000 shares are unvested and may be repurchased by us at the original purchase price of $8.50 within 60 days of March 31, 2018.

(11)
Consists of (i) 33,593 shares held by Centerview Capital Technology Employee Fund, L.P., (ii) 469,442 shares held by Centerview Capital Technology Fund (Delaware), L.P. and (iii) 168,845 shares held by Centerview Capital Technology Fund-A (Delaware), L.P. (collectively, the “Centerview Entities”). Edwin (Ned) B. Hooper III is a managing partner of each of the Centerview Entities and shares voting and investment power with respect to the shares held by the Centerview Entities. The address for each of the entities identified in this footnote is 64 Willow Place, Suite 101, Menlo Park, California 94025.

(12)
Consists of 65,335 shares subject to options exercisable within 60 days of March 31, 2018, of which 2,886 shares are unvested and may be acquired upon early exercise, subject to a right of repurchase by us, if Mr. Hughes does not satisfy the option’s vesting requirements.

(13)
Consists of (i) 15,000 shares purchased in our directed share program at the closing of our initial public offering by Mr. Lazar and (ii) 72,000 shares subject to options exercisable within 60 days of March 31, 2018, of which 28,000 shares are unvested and subject to a right of repurchase by us, if Mr. Lazar does not satisfy the option’s vesting requirements.

(14)
Consists of the shares listed in footnote (5) above, which are held by Southern Cross Venture Partners Management Pty Ltd as trustee for Southern Cross Fund No 1 Trust. Mr. Scull is a director of Southern Cross Venture Partners Pty Ltd and shares voting and investment power with respect to the shares held by Southern Cross Venture Partners Management Pty Ltd as trustee for Southern Cross Fund No 1 Trust.

(15)
Consists of (i) 15,000 shares purchased in our directed share program at the closing of our initial public offering by S-Cubed Capital ("SCC"), of which Mr. Stevens is the managing partner and has voting and investment power with respect to the shares held by SCC, (ii) 52,292 shares held of record by Mr. Stevens and (iii) 72,000 shares subject to options exercisable within 60 days of March 31, 2018, of which 28,000 shares are unvested and may be acquired upon early exercise, subject to a right of repurchase by us, if Mr. Stevens does not satisfy the option’s vesting requirements.

(16)
Consists of (i) 10,000 shares purchased in our directed share program at the closing of our initial public offering by Lip-Bu Tan and Ysa Loo, TTEES, FBO Lip-Bu Tan and Ysa Loo Trust DTD 2/3/1992 and (ii) 274,070 shares held by China Walden Venture Investments II, L.P. (“CWVI II”) and 274,071 shares held by WRV II, L.P. (“WRV II”). The general partner of CWVI II is China Walden Venture Investment II G.P., Ltd. (“CWVI II GP”). Lip-Bu Tan and Hing Wong are members of the investment committee of CWVI II GP and share voting and investment power with respect to the shares held by CWVI II. The general partner for WRV II is WRV GP II, LLC (“WRV II GP”). Lip-Bu Tan, Michael Marks, and Nicholas Braithwaite are members of the investment committee of WRV II GP and share voting and investment power with respect to the shares held by WRV II. The address for each of the entities identified in this footnote is One California Street 28th Floor, San Francisco, California 94111.

(17)
Includes 1,746,497 shares subject to options exercisable by our current directors and executive officers within 60 days of March 31, 2018, of which 152,000 shares may be acquired upon early exercise and of which 86,886 shares are unvested and subject to a right of repurchase by us.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors’ Rights Agreement
We are party to an investors’ rights agreement which provides, among other things, that certain holders of our capital stock, including entities affiliated with Centerview Capital, DAG Ventures, Sigma Partners, Southern Cross Venture Partners, China Walden Venture Investments II, L.P. and Joint Stock Company “RUSNANO,” have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Executive Offer Letter Agreements
We have entered into at-will offer letters with certain of our executive officers, including our named executive officers. For more information regarding the offer letters with such the named executive officers, see the section titled “Executive Compensation-Named Executive Officer Employment Arrangements.”
Severance and Change of Control Agreements and Transition Agreements
We entered into change of control severance agreements with certain of our executive officers, including our named executive officers. We also have entered into transition arrangements with Mr. Bonnot, our former Senior Vice President, Marketing and Business Development. For more information regarding these agreements, see the section titled “Executive Compensation-Change of Control Severance Agreements and Transition Agreements.”
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.
We have purchased and intend to maintain insurance on behalf of each and any person who is or was one of our directors or officers against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Other Transactions
Other than as described above, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
Our Audit Committee has adopted a formal written policy providing that our Audit Committee is responsible for reviewing “related party transactions,” which are transactions to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our capital stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, our Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction. The policy will grant standing pre-approval of certain transactions, including (i) certain compensation arrangements of executive officers, (ii) certain director compensation arrangements, (iii) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of our total annual revenue, (iv) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (v) transactions available to all U.S. employees generally.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2017, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception noted below:

•	A late Form 4 was filed for David Carroll on April 28, 2017 to report the exercise of a previously held stock option and purchase of 10,000 shares of common stock on February 10, 2017.
Fiscal Year 2017 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2017 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our Annual Report are posted on our website at http://ir.quantenna.com/sec.cfm and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Quantenna Communications, Inc., Attention: Investor Relations, 1704 Automation Parkway, San Jose, California 95131.
* * *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Jose, California
April 24, 2018

QUANTENNA COMMUNICATIONS, INC.
1704 AUTOMATION PARKWAY
SAN JOSE, CA 95131

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/QTNA2018**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43885-P07396

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUANTENNA COMMUNICATIONS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Glenda Dorchak
02) Edwin (Ned) B. Hooper III
03) John Scull

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E43886-P07396

QUANTENNA COMMUNICATIONS, INC.
Annual Meeting of Stockholders
June 5, 2018 1:00 PM, Pacific Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sean Sobers and Tom MacMitchell, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of QUANTENNA COMMUNICATIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Pacific Daylight Time on June 5, 2018, via webcast at www.virtualshareholdermeeting.com/QTNA2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all of the nominees in Proposal 1 and FOR Proposal 2. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side